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                                                                Exhibit 1.1



                           Richey Electronics, Inc.

                               3,000,000 Shares

                        Common Stock ($0.001 Par Value)


                           UNDERWRITING AGREEMENT

                                                              __________, 1995


JEFFERIES & COMPANY, INC.
CRUTTENDEN ROTH INCORPORATED
  c/o Jefferies & Company, Inc.
  580 California Street
  San Francisco, California  94104
  As Representatives of the Several Underwriters


Ladies and Gentlemen:

            Richey Electronics, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with both of you and each of the other Underwriters named in SCHEDULE I hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 2(b) hereof), for whom both of you are acting as representatives (in such capacity, the "Representatives") with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of 3,000,000 shares of Common Stock of the Company, $0.001 par value per share (the "Common Stock") (said 3,000,000 shares of Common Stock being herein called the "Underwritten Stock"). The stockholders of the Company named in SCHEDULE II hereto (herein collectively called the "Selling Stockholders") propose to sell to the Underwriters, acting severally and not jointly, up to _________ additional shares of Common Stock and the Company proposes to sell to the Underwriters, acting severally and not jointly, up to __________ additional shares of Common Stock (said 450,000 shares of Common Stock being herein called the "Option Stock" and with the Underwritten Stock herein collectively called the "Stock"). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

            The Company and the Selling Stockholders severally hereby confirm the agreements made with respect to the purchase of the Stock by the several Underwriters. You

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represent and warrant that you have been authorized by each of the other
Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

            The terms which follow, when used in this Agreement, shall have the meanings indicated. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in Section 1(a)(i) below and any preliminary prospectus included in the Registration Statement on the date that the Registration Statement becomes effective (the "Effective Date") that omits Rule 430A Information (as defined below). "Registration Statement" shall mean the registration statement referred to in Section 1(a)(i) below, including exhibits, as amended at the Representation Date (as defined below) (or, if not effective at the Representation Date, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as defined in Section 2 hereof), shall also mean such registration statement as so amended. Such term shall include Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A (as defined below). The prospectus constituting a part of the Registration Statement (including the Rule 430A Information), as from time to time amended or supplemented, is hereinafter referred to as the "Prospectus," except that if any revised prospectus shall be provided to the Underwriters by the Company which differs from the prospectus on file at the Securities and Exchange Commission (the "Commission") at the Effective Date (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424 of the Act Regulations (as defined below)), the term "Prospectus" shall refer to each such revised prospectus from and after the time it is first provided to the Underwriters for such use. "Rule 158," "Rule 424" and "Rule 430A" refer to such rules under the Securities Act of 1933, as amended (the "Act"; the rules and regulations under the Act, the "Act Regulations"). "Rule 430A Information" means information with respect to the Stock and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

            SECTION 1.  REPRESENTATIONS AND WARRANTIES.

      (a) The Company represents and warrants to each of the Underwriters as of the date hereof (such date being referred to as the "Representation Date"), as follows:

                  (i) The Company has filed with the Commission a registration statement (Registration No. 33-89690) on Form S-2, including a related preliminary prospectus, for the registration under the Act of the offering and sale of the Stock. The Company may have filed one or more amendments thereto, including any related preliminary prospectus, each of which has previously been furnished to the Representatives. The Company will file with the Commission either (A) prior to effectiveness of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (B) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b) of the Act Regulations. The Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information in


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      the case of clause (B)) required by the Act and the Act Regulations to be included in the Prospectus with respect to the Stock and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the Stock and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the date hereof.

                  (ii) On the Effective Date, the Representation Date and the Closing Date and Option Closing Date (as defined in Section 2 below), the Registration Statement did and will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b), when first provided to the Underwriters for use, on the Representation Date, on the Closing Date and on any Delivery Date, the Prospectus did and will comply in all material respects with the applicable requirements of the Act and the Act Regulations; on the Effective Date, the Representation Date, the Closing Date and any Delivery Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, when the Prospectus is first filed (if required) in accordance with Rule 424(b), when first provided to the Underwriters for use, on the Representation Date, on the Closing Date and on any Delivery Date, the Prospectus did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representations, or warranties or agreements as to the information provided in writing to the Company by or on behalf of the Underwriters expressly for use in the Registration Statement or the Prospectus, and the Company agrees that the only information provided in writing by or on behalf of the Underwriters to the Company expressly for use in the Registration Statement or the Prospectus is that information contained in the section of the Prospectus entitled "Underwriting" and the first sentence of the last full paragraph of text on the cover page of the Prospectus.

                  (iii) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus relating to the proposed offering of the Stock nor instituted or, to the knowledge of the Company, after due inquiry, threatened instituting proceedings for that purpose.

                  (iv) Each of the Company and____________, a wholly owned subsidiary of the Company (the "Subsidiary"), is a corporation duly incorporated and validly


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      existing in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. Each of the Company and the Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction or place where it owns or leases property or conducts business so as to require qualification, except when the failure to be so qualified would not have a material adverse effect on the condition (financial or other), business, properties, prospects, net worth or results of operations of the Company and the Subsidiary taken as a whole, whether or not occurring in the ordinary course of business (a "Material Adverse Effect").

                  (v) The Subsidiary does not or own or lease any real or personal property.

                  (vi) Each of the Company and the Subsidiary has all necessary material authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all regulatory or governmental officials, bodies and tribunals ("Permits") to own or lease its properties and to conduct its businesses as described in the Registration Statement and Prospectus, except as otherwise described in the Registration Statement and Prospectus, and neither the Company nor the Subsidiary has received any notice or threat of proceedings relating to the revocation or modification of any such Permits; each of the Company and the Subsidiary has fulfilled and performed in all material respects all of their respective current obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time, or both, would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Registration Statement and Prospectus; and, except as described therein, such Permits contain no restrictions that are materially burdensome to the Company or the Subsidiary; and each of the Company and the Subsidiary is in compliance with all applicable laws, rules, regulations, orders and consents, except where the failure to comply would not (individually or in the aggregate) have a Material Adverse Effect. The property and business of the Company and the Subsidiary conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

                  (vii) Each of the Company's and the Subsidiary's issued and outstanding capital stock has been duly authorized, validly issued and is fully paid and non-assessable, and the Common Stock conforms, in all material respects, to the

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      description thereof and statements made with respect thereto in the
      Prospectus as of the date set forth therein, and the consolidated capitalization of the Company conforms in all material respects to the descriptions and the statements made with respect thereto under "Capitalization" section in the Registration Statement and the Prospectus as of the date set forth therein; as of the Closing Date, and before giving effect to the issuance of the Stock and the application of the net proceeds thereof, the authorized capitalization of the Company will consist of (i) 3,000,000 shares of Common Stock, of which 5,889,341 shares will be issued and outstanding; (ii) 10,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), none of which will be issued and outstanding. All of the outstanding capital stock of the Subsidiary is owned, beneficially and of record, by the Company free and clear of all liens, encumbrances and security interests.

                  (viii) Each of the Company and the Subsidiary has good, valid, marketable and indefeasible title to, and is possessed of, each property, right, interest or estate constituting the properties and assets described in the Registration Statement and the Prospectus as owned by it, respectively, free of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement or the Prospectus or such as are not burdensome and do not interfere materially with the use of the property or the conduct of the business of the Company or the Subsidiary, respectively. All leases of real property by the Company and the Subsidiary are valid, subsisting, enforceable in full force and effect and, to the best of the Company's knowledge, all other parties to such leases have performed in all material respects all obligations required to be performed by them and are not in material default under nor in receipt of any claim of material default under any such lease, and no event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of, or default under any such lease, and each of the Company and the Subsidiary has no knowledge of any material breach or anticipated breach by the other parties to any such lease.

                  (ix) The Company has all requisite corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and to issue and deliver the Stock to the Underwriters as provided herein. This Agreement has been duly authorized, executed and delivered by the Company.

                  (x) Each of the Company and the Subsidiary owns or possesses adequate rights to use all trademarks, service marks and other rights necessary for the conduct of their business as described in the Registration Statement and the Prospectus, and neither the Company nor the Subsidiary has received any notice of

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      conflict with the asserted rights of others in any such respect, and neither of the Company nor the Subsidiary knows of any basis therefor.

                  (xi) The Stock to be sold by the Company has been duly and validly authorized, and will be, when issued and sold to the Underwriters against payment therefor, pursuant to this Agreement, duly and validly issued, fully paid and nonassessable and conforms to the description thereof in the Prospectus. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Stock as contemplated herein or the transfer and sale of the Option Stock to be sold by the Selling Stockholders.

                  (xii) McGladrey & Pullen, LLP (the "Accountants"), are independent accountants with respect to the Company, under the meaning of and as required by the Act and Act Regulations.

                  (xiii) The financial statements and related schedules and notes included in the Registration Statement and the Prospectus present fairly in all material respects the financial position of the Company (and, as applicable, any predecessors thereto) on the basis stated in the Registration Statement and the Prospectus, as of the respective dates thereof, and the results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire periods involved, except as otherwise disclosed in the Registration Statement and the Prospectus. No other financial statements or schedules of the Company are required by the Act or the Act Regulations to be included in the Registration Statement or Prospectus.

                  (xiv) Each of the Company and the Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The statistical and market-related data included in the Prospectus are reliable and accurate.

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                  (xv)  Each of the Company and the Subsidiary maintains
      insurance covering its properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its businesses. The Company has not received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.
      All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

                  (xvi) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and is not subject to registration under such act or subject to regulation under any other federal or state statute, rule or regulation restricting its ability to incur indebtedness for borrowed money.

                  (xvii) Neither the Company nor the Subsidiary is (A) in violation of its respective charter or by-laws, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or the Subsidiary or of any judgment or any decree of any court or governmental agency or body having jurisdiction over the Company or the Subsidiary where the consequences of such violation might have a Material Adverse Effect on the Company, or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease, bond, debenture, bank loan, credit agreement or other agreement, instrument or evidence of indebtedness to which the Company or the Subsidiary is a party or by which it is or any of them may be bound, or to which any of the property or assets of the Company or the Subsidiary is subject, which violation or default might have a Material Adverse Effect.

                  (xviii) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or the Subsidiary or to which any of their respective property is subject, (A) that are required to be described in the Registration Statement or the Prospectus but are not described as required or (B) that, if adversely determined, might have a Material Adverse Effect.
      There are no agreements, contracts, indentures, leases or other documents or instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required. The Company has not entered into a material transaction not referred to in the Registration Statement and the Prospectus.

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                  (xix)  Since the respective dates as of which information is provided in the Registration Statement and the Prospectus, except as otherwise specifically stated therein, there has been no material adverse change or development with respect to the condition (financial or otherwise), results of operations, properties, prospects or business of the Company or the Subsidiary, whether or not arising in the ordinary course of business (a "Material Adverse Change").

                  (xx) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor the Subsidiary has issued any securities, or incurred any material liability or obligations, direct or contingent, for borrowed money, or entered into any transaction not in the ordinary course of business, or entered into any transaction with an affiliate (as the term "affiliate" is defined in Rule 405 promulgated by the Commission pursuant to the Act) of the Company or the Subsidiary which would otherwise be required to be disclosed in the Registration Statement or the Prospectus, declared or paid any dividend on its stock, or made any other distribution to any of its stockholders except as disclosed in the Registration Statement or the Prospectus, and there has not been any material change in the capital stock or other equity, or material increase in the short-term debt or long-term debt, of the Company or the Subsidiary or any development involving or which may reasonably be expected to involve a Material Adverse Change. There are no outstanding securities convertible into or exchangeable for, and no outstanding options, warrants or other rights to purchase, any shares of the capital stock of the Company or the Subsidiary, nor any agreements or commitments to issue any of the same, except as described or listed in the Registration Statement or the Prospectus, and there are no preemptive or other rights to subscribe for or to purchase, and, except as disclosed in the Registration Statement or the Prospectus, there are no restrictions upon the voting or transfer of, any capital stock pursuant to the Company's or the Subsidiary's respective certificates of incorporation or by-laws or any agreement or other instrument to which the Company or the Subsidiary is a party.

                  (xxi) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated hereby, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Stock by the several Underwriters and such other approvals as have been obtained.

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                  (xxii)  Neither the Company nor the Subsidiary has distributed and, prior to the later to occur of (A) the Closing Date or (B) completion of the distribution of the Stock, will not distribute without your prior written consent any offering material in connection with the offering and sale of the Stock other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Act and the Act Regulations.

                  (xxiii) To the Company's knowledge, neither the Company or the Subsidiary nor any employee or agent of the Company or the Subsidiary has made any payment of funds of the Company or the Subsidiary in violation of any law or rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus.

                  (xxiv) Neither the Company nor the Subsidiary is involved in any material labor dispute nor, to the best knowledge of the Company, is any such dispute threatened.

                  (xxv) Each of the Company and the Subsidiary have filed all Federal, state and local tax returns that are or were required to be filed or have obtained extensions thereof and have paid all taxes shown on such returns, except such taxes as are being contested in good faith and all assessments received by them, respectively, to the extent that the same have become due.

                  (xxvi) Except for the shares of capital stock of the Subsidiary owned by the Company, and stock in other companies with an aggregate cost basis less than $50,000, neither the Company nor the Subsidiary owns any shares of stock or any other securities of any corporation or has any equity interest in any firm, partnership, association or other entity material in amount in relation to the net assets of the Company.

                  (xxvii) The issue and sale of the Stock, the execution and delivery of this Agreement and the consummation of any other of the transactions herein contemplated, and the fulfillment of the terms hereof, will not conflict with, or violate, or constitute a default under, (A) any of the terms, conditions or provisions of the certificate of incorporation or by-laws of the Company or the Subsidiary, as amended and currently in effect, (B) any of the terms of any indenture, mortgage, deed of trust, loan agreement, lease, or other agreement or instrument to which the Company or the Subsidiary is a party or by which it is bound, (C) any law, statute or regulation applicable to the Company or the Subsidiary or their properties or (D) any judgment,

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      writ, injunction, decree, order or ruling of any court, arbitrator, or governmental authority or other regulatory body binding on the Company or the Subsidiary or their respective properties, except in the case of clauses (B), (C) and (D) for conflicts, violations or defaults which do not have a Material Adverse Effect.

                  (xxviii) Neither the Company nor the Subsidiary is in Violation of any Federal, state, local or foreign laws or regulations relating to POLLUTION OR PROTECTION of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products ("Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which Violation could be reasonably expected to have a Material Adverse Effect. As used herein, "Violation" includes, but is not limited to, noncompliance with any permit or other governmental authorization required under applicable Environmental Laws and noncompliance with the terms and conditions of any such permit or authorization.

                  (xxix) To the knowledge of the Company, there is no claim, action, cause of action, investigation or written notice by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or release into the environment, of any Material of Environmental Concern at any location owned or operated by the Company or the Subsidiary or (B) circumstances forming the basis of any Violation, or alleged violation, of any Environmental Law (collectively, "Environmental Claims") pending or threatened against the Company or the Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or the Subsidiary has retained or assumed either contractually or by operation of law which liability or violation could be reasonably expected to have a Material Adverse Effect on the Company.

                  (xxx) To the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of

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      Environmental Concern, that could prevent compliance in all material respects with applicable Environmental Laws.

                  (xxxi) The Company has complied with and will be in compliance with the provisions of that certain Florida act relating to doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations promulgated thereunder or is exempt therefrom.

                  (xxxii) The Company has not taken, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Stock.

                  (xxxiii) There are no holders of securities of the Company or the Subsidiary with registration rights to have any securities registered as a part of the Registration Statement or included in the offering contemplated by this Agreement, except with respect to whom waivers of any such registration rights have been obtained and those set forth in the Registration Statement.

                  (xxxiv) Prior to the Closing Date, the Stock to be issued and sold by the Company will be authorized for listing on The Nasdaq Stock Market (herein called "Nasdaq") upon official notice of issuance.

            (b) Each of the Selling Stockholders hereby represents and warrants as follows:

                  (i) Such Selling Stockholder has good and marketable title to all the shares of Option Stock to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, with full right and authority to deliver the same hereunder, subject, in the case of each Selling Stockholder, to the rights of the Company, as Custodian (herein called the "Custodian"), and that upon the delivery of and payment for such shares of the Option Stock hereunder, the several Underwriters will receive good and marketable title thereto, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever.

                  (ii) Certificates in negotiable form for the shares of the Option Stock to be sold by such Selling Stockholder have been placed in custody under a Custody Agreement for delivery under this Agreement with the Custodian; such Selling Stockholder specifically agrees that the shares of the Option Stock represented by the

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      certificates so held in custody for such Selling Stockholder are subject to the interests of the several Underwriters and the Company, that the arrangements made by such Selling Stockholder for such custody, including the Power of Attorney which is part of such Custody Agreement, are to that extent irrevocable, and that the obligations of such Selling Stockholder shall not be terminated by any act of such Selling Stockholder or by operation of law, whether by the death or incapacity of such Selling Stockholder (or, in the case of a Selling Stockholder that is not an individual, the bankruptcy, dissolution or liquidation of such Selling Stockholder) or the occurrence of any other event; if any such death, incapacity, dissolution, liquidation or other such event should occur before the delivery of such shares of the Option Stock hereunder, certificates for such shares of the Option Stock shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, bankruptcy, dissolution, liquidation or other event had not occurred, regardless of whether the Custodian shall have received notice of such death, incapacity, dissolution, liquidation or other event.

                  (iii) Such Selling Stockholder (but only if such selling more than ___________ shares of Stock pursuant to this Agreement has reviewed the Registration Statement and Prospectus and, although such Selling Stockholder has not independently verified the accuracy or completeness of all the information contained therein, nothing has come to the attention of such Selling Stockholder that would lead such Selling Stockholder to believe that (A) on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (B) on the Effective Date the Prospectus contained and, on the Closing Date, contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (c) Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Representatives pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company, as the case may be, to the Underwriters as to the matters covered thereby.

            SECTION 2.  SALE AND DELIVERY TO THE UNDERWRITERS; CLOSING.

      (a) Subject to the terms and conditions set forth herein, the Company agrees to sell to each Underwriter, severally and not jointly, and, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each

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Underwriter, severally and not jointly, agrees to purchase from the Company at
$____________ per share the number of shares of Underwritten Stock set forth opposite its name in SCHEDULE I plus any additional number of shares of Underwritten Stock that such Underwriter may be obligated to purchase pursuant to Section 9 below. The public offering price per share for the Underwritten Stock shall be $______________.

      (b) In addition, subject to the terms and conditions set forth herein, the Selling Stockholders hereby grant an option to the Underwriters, severally and not jointly, to purchase from them up to_______________ shares of Option Stock and the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase from it up to_______________ shares of Option Stock, in each case at the purchase price per share paid by the Underwriters set forth in Section 2(a) hereof, less an amount per share equal to any dividends declared by the Company and payable on the Underwritten Stock but not payable on the Option Stock. The options granted by the Selling Stockholders and the Company pursuant to this Section 2(b) (collectively, the "Over-Allotment Option") will expire automatically at the close of business on the 30th calendar day after (i) the Effective Date, if the Company has elected not to rely upon Rule 430A under the Act Regulations, or (ii) the Representation Date, if the Company has elected to rely upon Rule 430A under the Act Regulations, and may be exercised in whole or in part at the Closing Date and at one date subsequent to the Closing Date but prior to the expiration of such option only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Underwritten Stock upon notice by the Representatives to the Company setting forth the number of shares of Option Stock as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Stock. Any such date (the "Option Closing Date") (a "Delivery Date") shall be determined by the Representatives and may be the same date as (but not earlier than) the Closing Date, but in no event shall such Date of Delivery be earlier than two full business days nor later than seven full business days after the giving of notice of the exercise of such option to the Company, unless otherwise agreed upon by the Representatives and the Company. If the Over-Allotment Option is exercised as to all or any portion of the Option Stock, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of shares of Option Stock as to which the Over-Allotment Option is being exercised which the number of shares of Underwritten Stock set forth opposite its name in SCHEDULE I bears to the total number of shares of Underwritten Stock, except as otherwise agreed upon between the Representatives, the Company and the Selling Stockholders, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares. If the Over-Allotment Option is exercised as to less than all of the shares of Option Stock, the first_________ shares shall be purchased from the Selling Stockholders and the remaining __________ shares shall be purchased from the Company. If the Over-Allotment Option is exercised as to less than ___________ shares of Option Stock, the number of shares of Option Stock purchased from each Selling Stockholder shall bear the same ratio to the total number of shares of Option Stock purchased from all Selling Stockholders as the number of shares of Option Stock set forth opposite such Selling Stockholder's name in SCHEDULE II bears to ___________, subject in each case to adjustments as the Representative in their discretion shall make to eliminate any sales or purchases of fractional shares.

            (c) Payment of the purchase price for, and delivery of, the Underwritten Stock to be purchased by the several Underwriters shall be made at such place as shall be agreed upon by the Representatives, the Company and the Selling Stockholders, at 7:00 A.M. Los Angeles time, on the fifth business day following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the fifth business day after the date of execution of this Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Company and the Selling Stockholders (such time and date of payment and delivery being herein called the "Closing Date"). In addition, if the Underwriters purchase any or all of the Option Stock, payment of the purchase price and delivery of certificates for such Option Stock shall be made at such place as shall be agreed upon by the Representatives, the Company and the Selling Stockholders on the Option Closing Date as specified in the relevant notice from the Representatives to the Company.

            Payment shall be made to the Company by check or checks payable in, or wire transfer of, next day funds to the order of the Company against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Stock to be purchased by them. Certificates for the Stock shall be in such denominations and registered in such names as the Representative may request in writing at least two business days before the Closing Date or the Option Closing Date, as the case may be. The certificates for the Stock will be made available for examination and packaging by the Representatives not later than 1:00 P.M. Portland, Oregon time on the last business day prior to the Closing Date or the Option Closing Date, as the case may be, at the offices of the transfer agent for the Common Stock in Portland, Oregon.

            SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with each Underwriter as follows:

      (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Representation Date, and any amendment thereof, to become effective as promptly as possible after the filing thereof. The Company will not file any amendment to the Registration Statement or amendment or supplement to the Prospectus to which the Representatives shall reasonably object in writing after a reasonable opportunity to review such amendment or supplement. Subject to the foregoing sentences in this clause (a), if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus or supplement to the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus to be completed, or such supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence reasonably satisfactory to the Representatives of such timely filing. The Company promptly will advise the Representatives (i) when the Registration Statement, if not effective at the Representation Date, and any amendment thereto, shall have become effective, (ii) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (iii) when any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of or supplement to the Registration Statement or any Prospectus or for any additional information, (v) of the receipt by the Company of any notification of, or if the Company otherwise has knowledge of, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

      (b) The Company consents to the use of the Prospectus in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which Stock is offered by the Underwriters and by all dealers to whom Stock may be sold, both in connection with the offering and sale of the Stock and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with the sales by any Underwriters or dealer. The Company will comply with all requirements imposed upon it by the Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealing in the Stock in accordance with the provisions hereof and of the Prospectus.

      (c) Not later than the 45th day following the end of the fourth quarter first occurring after the "effective date" (as defined in Rule 158 under the Act) of the Registration Statement (the "Effective Date"), the Company will mail and make generally available to its security holders a consolidated earning statement covering a period of at least twelve months beginning with the first full calendar quarter following the Effective Date which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder and shall advise you in writing when such statement has been made so available.

      (d) If at any time during the period in which a prospectus relating to the Stock is required by law to be delivered by an Underwriter or dealer, any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission, subject to the second sentence of Section 3(a), a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Stock by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission, subject to the second sentence of Section 3(a), a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Act and the Act Regulations for such period.

      (e) The Company will furnish to the Representatives, without charge, one signed copy of the Registration Statement (including exhibits thereto and, upon request, all documents incorporated by reference therein) and, so long as delivery of a prospectus by the Underwriters or a dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and all amendments and supplements thereto as the Representatives may reasonably request.

      (f) The Company will apply the net proceeds from the sale of the Stock to be sold hereunder in accordance with the description set forth in the "Use of Proceeds" section of the Prospectus.

      (g) The Company will cooperate with the Representatives and their counsel in connection with endeavoring to obtain and maintain the qualification or registration, or exemption from qualification, of the Stock for offer and sale under the applicable securities or Blue Sky laws of such states and other jurisdictions of the United States as the Representatives may designate; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to taxation or general service of process in any jurisdiction where it is not now so subject.

      (h) During a period of five years commencing with the date hereof, the Company will furnish to the Representatives, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with Commission pursuant to the Act or the Securities Exchange Act of 1934, as amended (herein called the "Exchange Act").

      (i) The Company agrees that, without your prior written consent, the Company will not, directly or indirectly, sell, offer, contract to sell, make any short sale, pledge or otherwise dispose of (collectively, "Transfer") any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock (collectively, "Securities") for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters, other than (i) the Stock to be sold to the Underwriters pursuant to this Agreement, and (ii) shares of Common Stock issued under the stock option plan of the Company (the "Stock Plan"), including Common Stock issued upon the exercise of options granted under the Stock Plans, all as described under the caption "Executive Compensation" in the Preliminary Prospectus, provided that any such Common Stock is not transferable until after the expiration of such 180-day period. For purposes of this paragraph (i) a sale, offer, or other disposition shall be deemed to include any sale to an institution which can, following such sale, sell Common Stock to the public in reliance on Rule 144A.

      (j) Each of the Selling Stockholders agrees that, without your prior written consent, the Selling Stockholders will not, directly or indirectly, Transfer any shares of any Securities for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters.

      (k) The Company will use its best efforts to cause all directors, officers, and certain other beneficial owners of shares of Common Stock to agree with the Representatives that without the prior written consent of the Representatives, each of such holders will not, directly or indirectly, Transfer any shares of Securities that such person, directly or indirectly, beneficially owns or may in the future beneficially own for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters. For purposes of paragraphs (j) and (k) of this Section 3 and subparagraph (a)(x) of Section 5, a person shall be deemed to beneficially own shares of Common Stock that are issuable upon the exercise of options, warrants or other rights to acquire Common Stock on or before 180 days following the Closing Date.

      (l) If at any time during the 25-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price for the Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

            SECTION 4. PAYMENT OF EXPENSES. Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, the Company will pay (directly or by reimbursement), and will be responsible for, all expenses incident to the performance of its obligations under this Agreement, including expenses related to the following, if incurred, (a) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (b) the printing and/or copying of this Agreement, (c) the preparation, issuance and delivery of the Stock to the Underwriters, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance of any of the Stock, the sale of the Stock to the Underwriters, (d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Stock under state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Representatives in connection therewith and in connection with the preparation of any Blue Sky survey and any supplemental Blue Sky survey, (f) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of the Preliminary Prospectus and of the Prospectus and any amendments or supplements thereto, (g) the printing and/or copying and delivery to the Underwriters of copies of the Blue Sky survey and any supplemental Blue Sky survey, (h) the fees and expenses incurred in connection with the listing of the stock on any national securities exchange or Nasdaq, and (i) the fees payable to the National Association of Securities Dealers, Inc. ("NASD") and the reasonable fees and disbursements of counsel for the Representatives in connection therewith.

            SECTION 5.  CONDITIONS OF THE UNDERWRITER'S OBLIGATIONS.

      (a) The obligations of the Underwriters to purchase the Stock hereunder are subject to the continued accuracy of the representations and warranties of the Company and the Selling Stockholders herein contained as of the date hereof and as of the Closing Date (and, if applicable, as of any Delivery Date), to the accuracy of the statements of the Company made in any certificate pursuant to the provisions hereof as of the date hereof and as of the Closing Date (and, if applicable, as of any Delivery Date), to the performance by the Company of its obligations hereunder, and to the following further conditions:

            (i) The Registration Statement shall have become effective not later than the date hereof, or at such other date as may be approved by the Representatives, the Company and the Selling Stockholders and shall remain effective at the Closing Date and at any Delivery Date. No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or, to the knowledge of the Company or the Representatives, threatened by the Commission. If the Company has elected to rely upon Rule 430A, the price of the Stock and any price-related or other information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period, and prior to the Closing Date, the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirement of Rule 430A.

            (ii) The Company shall have furnished to the Representatives the opinion of Dewey Ballantine, counsel to the Company and the Selling Stockholders, substantially in the form attached hereto as EXHIBIT A, with such changes as may be reasonably requested by the Representatives, dated as of the Closing Date, and if the Option Stock is purchased at any date after the Closing Date, an additional opinion from Dewey Ballantine, counsel for the Company and the Selling Stockholders, addressed to the Underwriters and dated the applicable Delivery Date, confirming, to the extent true, that the statements expressed as of the Closing Date in such opinion remain valid as of such later date.

            (iii) Brobeck, Phleger & Harrison, counsel for the Underwriters, shall furnish to the Underwriters an opinion with respect to such matters as may be reasonably requested by the Representatives, dated as of the Closing Date, and if the Option Stock is purchased at any date after the Closing Date, an additional opinion addressed to the Underwriters and dated the applicable Delivery Date confirming, to the extent true, that the statements expressed as of the Closing Date in such opinion remain valid as of such later date.

            (iv)   The following conditions contained in clauses (A) through
(G) of this Section 5(a)(iv) shall have been satisfied on and as of the Closing Date (or, if applicable, as of any Delivery Date) and the Company shall have furnished to the Underwriters a certificate, signed by the President and the principal financial officer of the Company, dated the Closing Date (or, if applicable, as of any Delivery Date), to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement or amendment to the Prospectus and this Agreement and that, to their knowledge:

                  (A) the representations and warranties of the Company and the Selling Stockholders in this Agreement are true and correct in all material respects on and as of the Closing Date (or, if applicable, as of any Delivery Date) with the same effect as if made on the Closing Date (or, if applicable, as of any Delivery Date) and the Company has complied with all the agreements and satisfied all the conditions under this Agreement on its part to be performed or satisfied at or prior to the Closing Date (or, if applicable, as of any Delivery Date);

                  (B) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company, threatened;

                  (C) since the date of the most recent financial statements included in the Prospectus, there has been no Material Adverse Change:

                  (D) the Company does not have any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus;

                  (E) there are not any pending or known threatened legal proceedings to which the Company is a party or of which property of the Company or the Subsidiary is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus;

                  (F) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required;

                  (G) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable, in your reasonable judgment, to make a public offering of the Stock, or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed.




            (v) You shall have received from McGladrey & Pullen, LLP, a letter or letters, addressed to the Underwriters and dated the Closing Date (and, if applicable, any Delivery Date), confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the Act Regulations and based upon the procedures described in their letter delivered to you at the Representation Date (herein called the Original Letter), but carried out to a date not more than five (5) business days prior to the Closing Date (or, if applicable, the Delivery Date) (A) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date (or, if applicable, the Delivery
Date), and (B) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

            (vi) You shall have received from McGladrey & Pullen, LLP, a letter stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as at December 31, 1994, did not disclose any weakness in internal controls that they considered to be material weaknesses.

            (vii) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in subparagraph (a)(iv) of Section 1 hereof.

            (viii) Prior to the Closing Date, the Stock to be issued and sold by the Company shall have been duly authorized for listing by Nasdaq upon official notice of issuance.

            (ix) On or prior to the Closing Date, you shall have received from all directors and officers and from all other beneficial holders of Common Stock (other than beneficial owners of an aggregate of up to _____ shares of Common Stock) agreements stating that without your prior written consent, each of such holders will not, directly or indirectly, Transfer any Securities for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters.

            (x) If any condition specified in this Section 5 shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Representatives by written notice to the Company at or prior to the Closing Date.

            All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Brobeck, Phleger & Harrison, counsel for the Underwriters, shall be satisfied that they comply in form and scope.

            SECTION 6.  INDEMNIFICATION AND CONTRIBUTION.

      (a) Subject to the provisions of the Section 6(f) hereof with respect to the Selling Stockholders, the Company and the Selling Stockholder jointly and severally agree to indemnify, defend and hold harmless each Underwriter and its affiliates and its respective officers, shareholders, counsel, agents, employees, directors and any person who controls each Underwriter or any of its affiliates within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the respective officers, shareholders, counsel, agents, employees and directors of such persons (each Underwriter and each such other person or entity being referred to herein as an "Indemnified Person"), to the fullest extent lawful from and against any loss, expense, liability or claim (including the reasonable cost of investigating such claim) which, jointly or severally, the Indemnified Persons may incur under the Act, the Exchange Act or otherwise, as such expenses are incurred, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof) or in a Prospectus (including any Preliminary Prospectus), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or the Prospectus or necessary to make the statements made therein not misleading in light of the circumstances under which they were made, except insofar as any such loss, expense, liability or claim arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information provided in writing to the Company by or on behalf of the Underwriters, expressly for use in the Registration Statement or the Prospectus, and the Company agrees that the only such information provided in writing by or on behalf of the Underwriters, expressly for use in the Registration Statement or the Prospectus, is that information contained in the section of the Prospectus entitled "Underwriting" and the statements with respect to stabilization appearing as the last paragraph of text on the inside front cover page of the Prospectus; provided, that (i) the indemnity agreement contained in this Section 6(a) with respect to any Preliminary Prospectus or amended Preliminary Prospectus shall not inure to the benefit of the Indemnified Person from whom the person asserting any such loss, expense, liability or claim purchased the Stock which is the subject thereof, if the Prospectus corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus, excluding any documents incorporated by reference, to such person at or prior to the written confirmation of the sale of Stock to such person, provided that the Company has delivered the Prospectus to the Underwriters in quantity not less than one full business day prior to the sale to the person asserting such claim and (ii) each Selling Stockholder shall only be liable under this Section 6(a) with respect to
(A) information pertaining to such Selling Stockholder furnished by or behalf of such Selling Stockholder expressly for use in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or (B) facts that would constitute a breach of any representation or warranty of such Selling Stockholder set forth in Section 1 (b) hereof. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

            If any action is brought against any Underwriter or its respective officers, shareholders, employees, directors or any person who controls any of the Underwriters (as described above) in respect of which indemnity may be sought against the Company and the Selling Stockholders pursuant to the foregoing paragraph, such Underwriter shall promptly notify the Company in writing of the institution of such action (provided, that the failure to give such notice shall not relieve the Company or the Selling Stockholders of any liability which it may have pursuant to this Agreement, unless it shall have been determined by a court of competent jurisdiction by final judgment that such failure has resulted in the forfeiture of substantive rights or defenses by the indemnifying party) and the Company shall assume the defense of such action, including the employment of counsel and payment of reasonable expenses. Such Underwriter or such officer, shareholder, employee, director or person who controls the Underwriter (as described) shall have the right to employ its or their own counsel in any such case and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such persons unless: (i) the Company shall have failed to assume the defense of such action or the Company shall have failed to employ counsel reasonably satisfactory to the Underwriter in any such action; or (ii) such indemnified party or parties shall have been advised by counsel that there may be one or more defenses available to it or them that are different from or additional to those available to the Company (in which case, if such indemnified party or parties notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred; provided, that the Company shall be responsible for the fees and expenses of only one counsel for all indemnified parties hereunder. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its prior written consent, which consent shall not be unreasonably withheld.

      (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors, officers, shareholders, counsel, agents and employees and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the Selling Stockholders from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act or otherwise, as such expenses are incurred insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission which has been made in or omitted from the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof) or in the Prospectus (including any Preliminary Prospectus) in reliance upon and in conformity with the information relating to the Underwriters furnished in writing by or on behalf of the Underwriters to the Company. The Company agrees that the only information provided in writing by or on behalf of the Underwriters to the Company, expressly for use in the Registration Statement or the Prospectus, is that information contained in the section of the Prospectus entitled "Underwriting" and the statements with respect to stabilization appearing as the last paragraph of text on the inside front cover page of the Prospectus.

            If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such action (provided, that the failure to give such notice shall not relieve such Underwriter of any liability which it may have pursuant to this Agreement, unless it shall have been determined by a court of competent jurisdiction by final judgment that such failure has resulted in the forfeiture of substantive rights or defenses by the indemnifying party) and the Underwriters shall assume the defense of such action, including the employment of counsel and payment of reasonable expenses. The Company or such person shall have the right to employ its or their own counsel in any such case and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless: (i) such Underwriters shall have failed to assume the defense of the action or shall have failed to employ counsel reasonably satisfactory to the Company in any such action; or (ii) such indemnified party or parties shall have been advised by counsel that there may be one or more defenses available to it or them that are different from or additional to those available to such Underwriters (in which case, if such indemnified party or parties notifies the Underwriters in writing that it elects to employ separate counsel at the expense of the Underwriters, such Underwriters shall not have the right to assume the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Underwriters and paid as incurred; provided, that the Underwriters shall be responsible for the fees and expenses of only one counsel for all indemnified parties. Anything in this paragraph to the contrary notwithstanding, the Underwriters shall not be liable for any settlement of any such claim or action effected without the written consent of such Underwriter, which consent shall not be unreasonably withheld.

      (c) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under subsection (a) or (b) of this Section 6 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and each Underwriter, on the other hand, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and each Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and each Underwriter, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by each Underwriter. The relative fault of the Company and the Selling Stockholders, on the one hand, and of each Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company and the Selling Stockholders or by such Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, expenses, liabilities and claims referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

      (d) The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(c) above. Notwithstanding the provisions of this Section 6, each Underwriter shall not be required to contribute any amount in excess of the underwriting discount received by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      (e) The indemnity and contribution agreements contained in this Section 6 shall remain in full force and effect irrespective of any investigation made by or on behalf of the Underwriters, or any of their officers, employees, directors, shareholders, counsel, agents or any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, by or on behalf of the Company, its directors, officers, counsel, agents, employees or any person who controls the Company, within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act or by or on behalf of the Selling Stockholders, and shall survive any termination of this Agreement or the issuance and delivery of the Securities. The Company, the Selling Stockholders and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of its respective officers and directors in connection with the issuance and sale of the Securities, or in connection with the Registration Statement or Prospectus.

      (f) The liability of each Selling Stockholder under such Selling Stockholder's representations and warranties in Section 1(b) hereof, under the expense reimbursement provisions of Section 4 hereto and under the indemnity, contribution and reimbursement agreements contained in Section 6 hereof shall be limited to an amount equal to the net proceeds received by such Selling Stockholders from the public offering price of the Option Stock sold by such Selling Stockholder hereunder. In addition, no Selling Stockholder shall be liable under the reimbursement, indemnity and contribution agreements of Sections 1(b), 4 and 6 hereof unless and until the Underwriters have made written demand on the Company for payment under such Sections which shall not have been paid by the Company within 45 days after receipt of such demand. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible, including, without limitation, allocating between the Company and the Selling Stockholders the liability resulting in a breach of the representations and warranties of the Company and the Selling Stockholders hereunder.

      (g) Subject to the provisions of Section 6(f) hereof with respect to the Selling Stockholders, the Company and the Selling Stockholders hereby jointly and severally agree to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission described in Section 6(a) hereof, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 6 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

            SECTION 7. SURVIVAL. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the several Underwriters or any of its respective officers, employees, directors, shareholders or person who controls any Underwriter, or by or on behalf of the Company and shall survive delivery of the Stock to and payment for the Stock by the several Underwriters.

            SECTION 8.  TERMINATION OF AGREEMENT.

      (a) The Representatives may terminate this Agreement, by written notice to the Company prior to the Closing Date (or, if applicable, the Delivery Date)
(i) if there shall occur any material default or breach by the Company hereunder or the failure to satisfy in any material respect any of the conditions contained in Section 5 hereof, (ii) if there has been, since the date of this Agreement or since the respective dates as of which information is provided in the Registration Statement and prior to the Closing Date (or, if applicable, the Delivery Date), any Material Adverse Change, or (iii) if, since the date of this Agreement and prior to the Closing Date (or, if applicable, the Delivery Date),
(A) there has occurred any material adverse change in the financial markets of the United States or any outbreak or escalation of hostilities or other calamity or crisis, the effect of which on the financial securities markets of the United States is such as to make it, in the reasonable good faith judgment of the Representatives, impracticable to market the Stock or to enforce contracts for the sale of the Stock or (B) trading generally on Nasdaq has been suspended (other than by limitation on hours or number of days of trading), or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by the Nasdaq or by order of the Commission or any other governmental authority or (C) a banking moratorium has been declared by any of the federal or New York authorities.

      (b) If this Agreement is terminated pursuant to this Section or any other provision of this Agreement, such termination shall be without liability of any party to any other party except as provided in Sections 4 and 6.

            SECTION 9. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at the Closing Date to purchase the shares of Underwritten Stock which it or they are obligated to purchase under this Agreement (the "Defaulted Stock"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Stock in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

      (a) If the number of shares of Defaulted Stock does not exceed 10% of the total number of shares of Underwritten Stock, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

      (b) If the number of shares of Defaulted Stock exceeds 10% of the Underwritten Stock, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.

            No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default.

            In the event of any such default which does not result in a termination of this Agreement, the Representatives and the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

            SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Representatives shall be directed to Jefferies & Company, Inc., 580 California Street, Suite 2080, San Francisco, California 94104, attention of John G. Chiles, with a copy to Brobeck, Phleger & Harrison, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California 94303-0913, attention of Brooks Stough, Esq., notices to the Company shall be directed to Richey Electronics, Inc., 7441 Lincoln Way, Garden Grove, California 92641, attention of William C. Cacciatore; with a copy to Dewey Ballantine, 333 South Hope Street, 30th Floor, Los Angeles, California 90071, attention of Robert M. Smith, Esq.

            SECTION 11. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholders and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to provide any person, firm or corporation, other than the Underwriters, the Company, the Selling Stockholders and their respective successors and legal representatives and the controlling persons and officers, employees, directors and shareholders referred to in Sections 6 and 7 and their respective heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Selling Stockholders and their respective successors and legal representatives, and said controlling persons, shareholders, officers and directors and their respective heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Stock from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

            SECTION 12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed in said State.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                              Very truly yours,


                              RICHEY ELECTRONICS, INC.


                              By:
                                 -------------------------------
                              Name:
                                   -----------------------------
                              Title:
                                    ----------------------------


                              SELLING STOCKHOLDERS


                              By:
                                 -------------------------------
                              Name:
                                   -----------------------------
                              Title:  ATTORNEY-in-FACT
                                    ----------------------------



CONFIRMED AND ACCEPTED,
as of the date first above written:

JEFFERIES & COMPANY, INC.
CRUTTENDEN ROTH INCORPORATED


By:
     ------------------------------
Name:
     ------------------------------

For themselves and as Representatives of the other Underwriters named in this Agreement

                                 SCHEDULE I


                           Schedule of Underwriters



                                                            Number of
                                                            Firm Shares
                    Underwriter                          To Be Purchased
                    -----------                          ---------------

Jefferies & Company, Inc...........................

Cruttenden Roth, Incorporated......................



       Total.......................................         3,000,000
                                                            ---------
                                                            ---------

                                  SCHEDULE II

                       Schedule of Selling Stockholders



                                                      Number of Shares
                                                         of Option
       Selling Stockholder                            Stock To Be Sold
       -------------------                            ----------------








             Total                                               285,000
                                                                 -------
                                                                 -------

                                  EXHIBIT A

                          OPINION OF DEWEY BALLANTINE

            (i) each of the Company and the Subsidiary is a corporation duly incorporated and validly existing and in good standing under the laws of their state of incorporation, and has all requisite corporate power and corporate authority to own its properties and carry on its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation in each jurisdiction where the character of its activities requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

            (ii) the Company is the sole record and beneficial owner of all of the capital stock of the Subsidiary and, to the knowledge of such counsel, owns such stock free and clear of all security interests, liens, claims, options, warrants and encumbrances. The Company has no direct or indirect subsidiaries other than the Subsidiary;

            (iii) the Stock conforms in all material respects to the respective descriptions thereof contained in the Registration Statement and the Prospectus;

            (iv) the authorized capital stock of the Company consists of 10,000 shares of Preferred Stock, $0.001 par value, none of which are issued and outstanding, and 30,000,000 shares of Common Stock, $0.001 par value, of which there are issued and outstanding _________ shares (including the Underwritten Stock plus the number of shares of Option Stock issued, if any); proper corporate proceedings have been taken validly to authorize such authorized capital stock; all of the outstanding shares of such capital stock (including the Underwritten Stock and the shares of Option Stock issued, if any) have been duly and validly issued and are fully paid and nonassessable; any Option Stock purchased after the Closing Date, when issued and delivered to and paid for by the Underwriters as provided in the Underwriting Agreement, will have been duly and validly issued and be fully paid and nonassessable; no preemptive rights or rights of refusal exist with respect to the Stock, or the issue and sale of the Option Stock by the Company or the sale of the Option Stock by the Selling Stockholders, pursuant to the charter documents or by-laws of the Company; and, to the knowledge of such counsel, no contractual preemptive rights, rights of first refusal or rights of co-sale exist with respect to the issue and sale of the Option Stock by the Company or the sale of the Stock by the Selling Stockholders, that have not been waived. Except as disclosed in the Registration Statement, to the knowledge of such counsel, the Company does not have outstanding any options to purchase, or any other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell shares of its capital stock or any such options, rights, convertible securities or obligations;

            (v) to the knowledge of such counsel, there is no pending or overtly threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus;

            (vi) to the knowledge of such counsel, there is no franchise, contract, lease, or other document required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not fairly and correctly summarized or filed as required;

            (vii) all securities, contracts or other documents referred to in the Registration Statement are fairly and correctly summarized or disclosed therein;

            (viii) the information in the Prospectus under the captions "EXECUTIVE COMPENSATION -- BONUS PLAN," "EXECUTIVE COMPENSATION -- 401(K) PLANS," "EXECUTIVE COMPENSATION -- STOCK APPRECIATION RIGHTS PLAN," "EXECUTIVE COMPENSATION -- STOCK OPTION PLAN," "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION," "EXECUTIVE COMPENSATION -- EMPLOYMENT AGREEMENTS," "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS," "DESCRIPTION OF CAPITAL STOCK," and "SHARES ELIGIBLE FOR FUTURE SALE" to the extent such information constitutes descriptions of legal matters or legal conclusions, fairly and correctly present the material aspects of such legal matters or legal conclusions;

            (ix) the Registration Statement has become effective under the Act; and any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or overtly threatened; and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information and the related notes contained therein as to which such counsel need express no opinion) as of their respective effective or issue dates complied, and as of the date hereof, comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and with the respective rules and regulations of the Commission thereunder;

            (x) no consent, approval, authorization or order of any Delaware corporate, California or federal governmental agency or body is required for the consummation by the Company of the transactions contemplated herein except such as have been obtained under the Act and such as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Stock by the Underwriters
      (as to which counsel need not express any opinion) and such other approvals (specified in such opinion) as have been obtained;


            (xi) neither the execution and delivery of this Agreement by the Company, the issue and sale of the Stock, nor the consummation of any other of the transactions herein contemplated nor the compliance by the Company with the provisions herein applicable to it (including the redemption by the Company of its outstanding subordinated notes or paydown of its revolving credit line, with a portion of the net proceeds from the sale of the Stock) and the fulfillment of the terms hereof, will conflict with, or violate, or constitute a default under (i) any of the terms, conditions or provisions of the certificate of incorporation or by-laws of the Company, (ii) any of the terms of any indenture, mortgage, deed of trust, loan agreement, lease, or other material agreement or instrument to which the Company is a party or by which it is bound and which have been filed as exhibits to the Registration Statement (collectively, the "Applicable Agreements"), (iii) any California, Delaware corporate or federal law, rule or regulation other than federal and state securities or Blue Sky laws, as to which such counsel will express no opinion (collectively, "Applicable Law"), or (iv) to the knowledge of such counsel, any judgment, writ, injunction, decree, order or ruling of any court, arbitrator, governmental authority or other regulatory body binding on the Company; except as to clauses (ii), (iii) and (iv) where such conflict, violation or default would not have a Material Adverse Effect;

            (xii) to the knowledge of such counsel, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement that have not been waived;

            (xiii) the Company is not an "investment company" within the meaning of the Investment Company Act of 1940;

            (xiv) the Company is not in violation of or in default under its respective certificate of incorporation or by-laws.

            (xv) the information required to be set forth in the Registration Statement in answer to Items 9, 10 (insofar as it relates to such counsel) and 11(c) of Form S-2 is, to the best of such counsel's knowledge, accurately and adequately set forth therein in all material respects or no response is required with respect to such Items;

            (xvi) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

            (xvii) the Underwriting Agreement has been duly executed and delivered by or on behalf of the Selling Stockholders; and the Custody Agreement between the Selling Stockholders and the Company, as Custodian, have been duly executed and delivered by each of the several Selling Stockholders;

            (xviii) good and marketable title to the shares of Option Stock sold by the Selling Stockholders under the Underwriting Agreement, free and clear of all liens, encumbrances, equities, security interests and claims, has been transferred to the Underwriters who have severally purchased such shares of Option Stock under the Underwriting Agreement, assuming for the purpose of this opinion that the Underwriters purchased the same in good faith without notice of any adverse claims;

            (xix) based insofar as factual matters with respect to the Stock to be sold by the Selling Stockholders are concerned, solely upon certificates of the Selling Stockholders, the accuracy of which such counsel have no reason to question, no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated in the Underwriting Agreement, except such as have been obtained under the Securities Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Stock by the Underwriters; and

            In addition to the matters set forth above, such counsel shall state that no facts have come to such counsel's attention which lead such counsel to believe that the Registration Statement, on the effective date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or that the Prospectus, on the date thereof or on the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (in each case, other than financial statements and other financial and statistical information and the related notes contained therein, as to which such counsel expresses no opinion).

            In rendering the foregoing opinions, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of California and New York, the General Corporation Law of the State of Delaware or the federal laws of the United States, upon the opinion of other counsel who are satisfactory to counsel for the Representatives, and (B) as to matters of fact on certificates of responsible officers of the

Company and public officials; provided that such counsel shall state that the opinion of any other counsel is in form satisfactory to such counsel and, in such counsel's opinion, such counsel and the Underwriters are justified in relying on such opinions of other counsel. Copies of all such opinions and certificates shall be furnished to counsel to the Underwriters on the Closing Date. References to the Prospectus shall include any supplements thereto at the Closing Date.